                                                                 Exhibit (d)(71)

                                   SCHEDULE A

                      VANTAGEPOINT INVESTMENT ADVISERS, LLC

                            VANTAGEPOINT GROWTH FUND

                                FEE SCHEDULE FOR

                       PEREGRINE CAPITAL MANAGEMENT, INC.

The Subadviser's quarterly fee shall be calculated based on the average daily net assets value of the assets under management as provided by the Custodian, based on the following annual rate.

     ASSETS MANAGED         FEE    EFFECTIVE DATE
     --------------        -----   --------------
Up to first $700 million   0.36%    May 23, 2005
Over $700 million          0.20%

Approved: July 16, 2002
Last amended: May 20, 2005

IN WITNESS WHEREOF, the parties hereto have caused this amended Schedule A to be executed by their officers designated below as of the 23rd day of May, 2005.

THE VANTAGEPOINT FUNDS
On behalf of Vantagepoint Growth Fund   Reviewed and Approved:


                                        By:
-------------------------------------       ------------------------------------
Paul F. Gallagher                       Name:
Secretary                                     ----------------------------------
                                        Title:
                                               ---------------------------------


VANTAGEPOINT INVESTMENT ADVISERS,       Vantagepoint Investment Advisers, LLC,
LLC                                     Investments Division


                                        By:
-------------------------------------       ------------------------------------
Paul F. Gallagher                       Name: Paul Gallagher
Secretary                               Title:
                                               ---------------------------------


PEREGRINE CAPITAL MANAGEMENT, INC.      Vantagepoint Investment Advisers, LLC,
                                        Legal Department


-------------------------------------
Name: Gary E. Nussbaum, CFA
Title: Sr. Vice President & Portfolio
       Manager